EXHIBIT 10.1

THIRD AMENDMENT TO AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT

This THIRD AMENDMENT TO AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT dated as of September 21, 2007 (this “Amendment”), among USEC INC., a Delaware corporation (“Holdings”), UNITED STATES ENRICHMENT CORPORATION, a Delaware corporation (“Enrichment” and, together with Holdings, the “Borrowers”), the LENDERS UNDER THE CREDIT AGREEMENT REFERRED TO BELOW WHICH ARE PARTY HERETO, JPMORGAN CHASE BANK, N.A., as Administrative and Collateral Agent (the “Administrative Agent”), and THE OTHER FINANCIAL INSTITUTIONS WHICH ARE NAMED IN THE CREDIT AGREEMENT AS “AGENTS” THEREUNDER WHICH ARE PARTY HERETO, amends the Amended and Restated Revolving Credit Agreement dated as of August 18, 2005, as previously amended by that certain First Amendment to Amended and Restated Revolving Credit Agreement dated as of March 6, 2006 and that certain Second Amendment to Amended and Restated Revolving Credit Agreement dated as of October 16, 2006 (as amended, the “Credit Agreement”), among the Borrowers, the Lenders party thereto, the Administrative Agent and the other financial institutions named therein as “agents” thereunder.

WHEREAS, the Borrowers have advised the Administrative Agent and the Lenders that Holdings intends to issue and sell certain Convertible Notes (as defined in Section 2 below);

WHEREAS, the Borrowers have requested that the Administrative Agent and the Lenders amend certain provisions of the Credit Agreement to permit Holdings to issue and sell such Convertible Notes; and

WHEREAS, the Administrative Agent and the Lenders are willing to amend the Credit Agreement as provided herein to permit Holdings to issue and sell such Convertible Notes, all subject to the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the foregoing and the agreements contained herein, the parties hereby agree as follows:

1. Capitalized Terms.

Capitalized terms used herein which are defined in the Credit Agreement have the same meanings herein as therein, except to the extent that such meanings are amended hereby.

2. Amendments to Credit Agreement. Subject to the satisfaction of the terms and conditions set forth in Section 4 hereof and in reliance on the representations set forth in Section 3 hereof, the Borrowers, the Lenders and the Administrative Agent agree that the Credit Agreement be and it hereby is amended as follows:

(a) Section 1.01 of the Credit Agreement is hereby amended by adding the following new terms to Section 1.01 in appropriate alphabetical order:

“‘Convertible Notes’ means the Senior Convertible Notes Due 2014 in the aggregate original principal amount of up to $700,000,000 to be issued by Holdings pursuant to the Convertible Note Indenture.”

“‘Convertible Note Indenture’ means the Indenture to be dated as of the closing date of the offering of the Convertible Notes and to be entered into between Holdings and Wells Fargo Bank, National Association, as trustee.”

(b) Section 6.01 of the Credit Agreement is hereby amended by deleting clause (j) of Section 6.01 in its entirety and replacing such clause with the following new clause (j):

“(j) Indebtedness in respect of: (i) the Convertible Notes; or (ii) other convertible notes, high yield notes or similar debt securities issued by Holdings, which other convertible notes, high yield notes or similar debt securities (x) do not provide for any required payment, prepayment or repayment of all or any portion of the principal thereof prior to six (6) months after the Maturity Date, and (y) are not secured by any property or asset of Holdings or any Subsidiary, or, if secured by any property or asset of Holdings or any Subsidiary, the Liens securing such indebtedness shall be “silent second Liens” that are expressly junior in priority to the Liens in favor of the Administrative Agent securing the Loans on terms satisfactory to the Administrative Agent in its Permitted Discretion;”

(c) Section 6.02 of the Credit Agreement is hereby amended by deleting clause (g) of Section 6.02 in its entirety and replacing such clause with the following new clause (g):

“(g) Liens securing Indebtedness permitted by Section 6.01(j)(ii) or any Guarantees of such Indebtedness permitted under Section 6.01(e), and replacement Liens on such property or assets securing any extension, renewal, replacement or refinancing of such Indebtedness or any Guarantees thereof permitted by Section 6.01(m), provided that in no event shall the Convertible Notes be secured by Liens on any property or assets of the Borrowers or any Subsidiary;”

(d) Section 6.05 of the Credit Agreement is hereby amended by deleting clause (a) of Section 6.05 in its entirety and replacing such clause with the following new clause (a):

“(a) The Borrowers will not, and will not permit any of their Subsidiaries to, directly or indirectly prepay, redeem, purchase, retire, refinance, refund, replace or convert any Indebtedness if, at the time of such prepayment, redemption, purchase, retirement, refinancing, refunding, replacement or conversion and after giving pro forma effect thereto, Availability shall be less than $75,000,000 or a Default or Event of Default shall have occurred and be continuing, except (i) prepayments or redemptions of the Loans hereunder, (ii) refinancings, refundings or replacements of Indebtedness permitted by Section 6.01(m), (iii) conversion of the Convertible Notes into common stock of Holdings (including, so long as no Default or Event of Default shall have occurred and be continuing, the payment of up to $5,000,000 in cash in the aggregate from and after the Effective Date in respect of any fractional shares remaining after any such conversion of the Convertible Notes), and (iv) as otherwise expressly permitted under Section 6.06; and provided that nothing herein shall prohibit the Borrowers from making regularly scheduled payments of principal, interest and fees (or any mandatory prepayment in respect of any Casualty Event or asset sale permitted under this Agreement) in respect of any Indebtedness permitted under Section 6.01.”

(e) Section 6.06 of the Credit Agreement is hereby amended by deleting Section 6.06 in its entirety and replacing such Section with the following new Section 6.06:

“SECTION 6.06 Restricted Payments. The Borrowers will not, and will not permit any of their Subsidiaries to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payments, except (a) any Subsidiary may pay dividends or distributions to any Credit Party and any Subsidiary which is not a Credit Party may pay dividends or distributions to any wholly-owned Subsidiary; (b) the Credit Parties may prepay, redeem, purchase, retire, refinance, refund, replace or convert Indebtedness, and may make regularly scheduled payments of principal, interest and fees, in each case, to the extent not restricted by Section 6.05; and (c) Holdings may declare and pay dividends or distributions to the holders of Equity Interests in Holdings (other than the Convertible Notes (except as permitted by clause (b) of this Section 6.06)), provided that (i) the aggregate amount of dividends paid in cash with respect to Holdings’ capital stock shall not exceed $50,000,000 in any fiscal year and (ii) as of the date of declaration and after giving pro forma effect to each such Restricted Payment made by Holdings under this clause (c), no Default or Event of Default shall have occurred and be continuing and Availability shall equal or exceed $75,000,000. Notwithstanding anything to the contrary set forth herein, in no event shall any payment or distribution by Holdings or any Subsidiary of amounts up to $7,500,000 in the aggregate which are held in escrow with respect to the deferred purchase price owing in connection with Holdings’ acquisition of NAC Holding and/or NAC International be deemed a Restricted Payment or be otherwise subject to any restrictions under this Agreement.”

(f) Section 7.01 of the Credit Agreement is hereby amended by deleting clause (f) of Section 7.01 in its entirety and replacing such clause with the following new clause (f):

“(f) (i) default shall be made with respect to any Material Indebtedness of any Credit Party if the effect of any such default shall be to accelerate, or to permit (with or without the giving of notice, the lapse of time or both) the holder or obligee of such Indebtedness (or any trustee on behalf of such holder or obligee) at its option to accelerate the maturity of such Indebtedness, or (ii) a “Fundamental Change” (as such term is defined in the Convertible Note Indenture) which, under the terms of the Convertible Note Indenture, permits the holders of the Convertible Notes to require Holdings to repurchase or redeem the Convertible Notes for cash (other than as permitted by Section 6.05) shall occur, and such “Fundamental Change” shall not have been cured or waived within the applicable grace period (if any) set forth in the Convertible Note Indenture;”

3. No Default; Representations and Warranties, etc.

Each of the Borrowers represents and warrants to the Lenders and the Administrative Agent that as of the date hereof (a) the representations and warranties of the Credit Parties contained in Article III of the Credit Agreement are true and correct in all material respects as of the date hereof as if made on such date (except to extent that such representations and warranties expressly relate to an earlier date, in which case they shall be true and correct in all material respects as of such date); (b) the Borrowers are in compliance in all material respects with all of the terms and provisions set forth in the Credit Agreement and the other Financing Documents to be observed or performed by them thereunder; (c) no Default or Event of Default shall have occurred and be continuing; and (d) the execution, delivery and performance by the Borrowers of this Amendment (i) have been duly authorized by all necessary corporate and, if required, shareholder action on the part of the Borrowers, (ii) will not violate any applicable law or regulation or the organizational documents of any Borrower, (iii) will not violate or result in a default under any material indenture, agreement or other instrument binding on any Borrower or any of its assets and (iv) do not require any consent, waiver or approval of or by any Person (other than the Administrative Agent and the Lenders) which has not been obtained.

4. Conditions Precedent. The Amendment shall become effective on the date of this Amendment (the “Third Amendment Effective Date”); provided that, on or before the Third Amendment Effective Date, the Administrative Agent shall have received either (i) a counterpart of this Amendment signed on behalf of the Borrowers and the Required Lenders and counterparts of the Ratification of Guarantees attached hereto signed on behalf of NAC Holding Inc. and NAC International Inc., as guarantors, or (ii) written evidence reasonably satisfactory to the Administrative Agent (which may include telecopy transmission of a signed signature page of this Amendment or such Ratification of Guarantees, as applicable) that such parties have signed a counterpart of this Amendment and such Ratification of Guarantees, as applicable.

5. Miscellaneous.

(a) The Borrowers, the Lenders and the Administrative Agent hereby ratify and confirm the terms and provisions of the Credit Agreement and the other Financing Documents and agree that, except to the extent specifically amended hereby, the Credit Agreement, the other Financing Documents and all related documents shall remain in full force and effect. Nothing contained herein shall constitute a waiver of any provision of the Financing Documents.

(b) The Borrowers agree to pay all reasonable expenses, including legal fees and disbursements, incurred by the Administrative Agent in connection with this Amendment and the transactions contemplated thereby.

(c) This Amendment may be executed in any number of counterparts (including by way of facsimile transmission), each of which, when executed and delivered, shall be an original, but all counterparts shall together constitute one instrument.

(d) This Amendment shall be governed by the laws of the State of New York and shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

[Signature Pages Follow]

BORROWERS:

USEC INC.

By:/s/ John C. Barpoulis
Name:John C. Barpoulis
Title:Sr. Vice President and Chief Financial Officer

UNITED STATES ENRICHMENT CORPORATION

By:/s/ John C. Barpoulis
Name:John C. Barpoulis
Title:Sr. Vice President and Chief Financial Officer

ADMINISTRATIVE AGENT:

JPMORGAN CHASE BANK, N.A., as Administrative and Collateral Agent

By:/s/ James M. Barbato
Name:James M. Barbato
Title:Vice President

LENDERS:

JPMORGAN CHASE BANK, N.A.

By:/s/ James M. Barbato
Name:James M. Barbato
Title:Vice President

CO-DOCUMENTATION AGENT:

GMAC COMMERCIAL FINANCE LLC

By:/s/ Thomas Maiale
Name:Thomas Maiale
Title:Director

LENDERS:

CF BLACKBURN LLC

By:/s/ Thomas Maiale
Name:Thomas Maiale
Title:Director

MERRILL LYNCH CAPITAL, a division of MERRILL LYNCH BUSINESS FINANCIAL SERVICES INC., as

Co-Syndication Agent and a Lender

By:/s/ Mary Beth O’Keefe
Name:Mary Beth O’Keefe
Title:Assistant Vice President

WACHOVIA BANK, NATIONAL ASSOCIATION, as Co-Documentation Agent and a Lender

By:/s/ Robert Strack
Name:Robert Strack
Title:Managing Director

SIEMENS FINANCIAL SERVICES, INC.

By:/s/ Mark Picillo
Name:Mark Picillo
Title:Vice President

SOVEREIGN BANK

By:/s/ Charles H. O’Donnell
Name:Charles H. O’Donnell
Title:Vice President

N.M. ROTHSCHILD & SONS LIMITED

By:/s/ N. A. Wood
Name:Nicholas Wood
Title:Director
N.M. ROTHSCHILD & SONS LIMITED

By:/s/ Derek McCrone
Name:Derek McCrone
Title:Assistant Director

WELLS FARGO FOOTHILL, LLC

By:/s/ Jeff Royston
Name:Jeff Royston
Title:Vice President

THE FOOTHILL GROUP, INC.

By:/s/ Dennis R. Ascher
Name:Dennis R. Ascher
Title:Senior Vice President

RATIFICATION OF GUARANTEES

Each of the undersigned Guarantors hereby acknowledges and consents to the foregoing Third Amendment to Amended and Restated Revolving Credit Agreement dated as of September 21, 2007 (the “Third Amendment”) among USEC Inc. (“Holdings”), United States Enrichment Corporation (“Enrichment” and, together with Holdings, the “Borrowers”), the Lenders party thereto, JPMorgan Chase Bank, N.A., as administrative agent and collateral agent (the “Administrative Agent”), and the other financial institutions named therein as “agents”, confirms that the obligations of the Borrowers under the Credit Agreement, as previously amended by that certain First Amendment to Amended and Restated Revolving Credit Agreement dated as of March 6, 2006, that certain Second Amendment to Amended and Restated Revolving Credit Agreement dates as of October 16, 2006, and as amended by the Third Amendment, constitute “Guaranteed Obligations” guarantied by and entitled to the benefits of each respective Amended and Restated Guarantee dated as of August 18, 2005 executed and delivered by each such Guarantor to the Administrative Agent, the Isssuing Bank, the Lenders and the other Secured Parties (each a “Guarantee” and collectively, the “Guarantees”), agrees that its respective Guarantee remains in full force and effect and ratifies and confirms all of its obligations thereunder. Capitalized terms used but not otherwise defined herein shall have the meanings attributed to them in the Guarantees.

GUARANTORS:

NAC HOLDING INC.

By:/s/ Kent Cole
Name:Kent Cole
Title:President

NAC INTERNATIONAL INC.

By:/s/ Kent Cole
Name:Kent Cole
Title:President